Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 and S-1 (File No. 333-288622) of our report dated May 13, 2025 relating to the financial statements of Mesa Air Group Inc. appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Melville, NY

September 12, 2025